CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Chief Executive Officer, and Christopher Berarducci, Principal Financial Officer of Legg Mason Global Asset Management Trust – BrandywineGLOBAL - Global Opportunities Bond Fund (USD Hedged) (the “Registrant”), each certify to the best of their knowledge that:

1.    The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2021 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.    The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Legg Mason Global Asset Management Trust -	Legg Mason Global Asset Management Trust -
BrandywineGLOBAL - Global Opportunities	BrandywineGLOBAL - Global Opportunities
Bond Fund (USD Hedged)	Bond Fund (USD Hedged)

/s/ Jane Trust	/s/ Christopher Berarducci
Jane Trust	Christopher Berarducci
Date: February 25, 2022	Date: February 25, 2022

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.